Exhibit 99.1

Pixelworks Reports First Quarter 2016 Financial Results;
Names Todd DeBonis Chief Executive Officer

Previously announced restructuring expected to generate $5 million in annualized cost savings

SAN JOSE, Calif., April 28, 2016 -- Pixelworks, Inc. (NASDAQ: PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced financial results for the first quarter ended March 31, 2016. Concurrently, the Company’s board of directors announced the promotion of Todd DeBonis to president and chief executive officer of Pixelworks, effective immediately, replacing interim CEO Stephen Domenik, who will continue to serve as a director on the Board.

For the first quarter of 2016, revenue was $11.2 million, compared to $13.5 million in the prior quarter and $14.4 million in the first quarter of 2015. The sequential and year-over-year decline in revenue was primarily due to inventory adjustments made by digital projection customers as a result of macroeconomic concerns in emerging markets.

On a GAAP basis, gross profit margin in the first quarter of 2016 was 32.2%, compared to 50.6% in the fourth quarter of 2015 and 48.4% in the first quarter of 2015. First quarter 2016 GAAP operating expenses were $12.1 million, compared to $9.7 million in the previous quarter and $10.2 million in the first quarter of 2015.

For the first quarter of 2016, the Company recorded a GAAP net loss of $8.6 million, or $0.31 per share, which included $4.3 million, or $0.15 per share, in charges related to the previously announced restructuring. This compared to a GAAP net loss of $3.2 million, or $0.11 per share, in the fourth quarter of 2015 and GAAP net loss of $3.4 million, or $0.14 per share, in the first quarter of 2015.

On a non-GAAP basis, gross profit margin in the first quarter of 2016 was 48.0%, compared to 50.9% in the fourth quarter of 2015 and 48.8% in the first quarter of 2015. First quarter 2016 gross margin was lower compared to the prior periods due to a less favorable product mix and reduced overhead coverage. First quarter 2016 operating expenses on a non-GAAP basis were $9.2 million, compared to $8.8 million in the previous quarter and $9.2 million in the first quarter of 2015.

For the first quarter of 2016, the Company recorded a non-GAAP net loss of $4.0 million, or $0.14 per share, compared to a non-GAAP net loss of $2.2 million, or $0.08 per share, in the fourth quarter of 2015 and non-GAAP net loss of $2.3 million, or $0.10 per share, in the first quarter of 2015. Adjusted EBITDA in the first quarter of 2016 was a negative $2.9 million, compared to a negative $0.9 million in the previous quarter and a negative $1.1 million in the first quarter of 2015.

“Consistent with the Company’s announcement of preliminary results on April 7th, first quarter revenue of $11.2 million was above the high-end of guidance, reflecting an improvement in order patterns at several of our digital projection customers. Over this past month, we have been diligently focused on implementing the announced restructuring plan, and we remain committed to realizing the expected $5 million in annualized cost savings as well as the achievement of cash flow break-even,” said Stephen Domenik, a director on Pixelworks’ Board. “I am also pleased to announce that we have completed our search for a permanent CEO with today’s appointment of Todd DeBonis. Since joining Pixelworks earlier this year, Todd has demonstrated in-depth knowledge of the industry, a strong understanding of Pixelworks’ technology as well as the required sales and operational capabilities to lead the organization going forward. I am confident he is the right candidate to capitalize on Pixelworks’ opportunity in the mobile market.”

Todd DeBonis, president and CEO of Pixelworks stated, “I am very enthusiastic about accepting this role and the future of Pixelworks. Since joining the Company in January, I have been actively engaged across all levels of the business as well as with the Company’s current and prospective customers. These interactions provided further validation of Pixelworks’ video processing technology and the differentiation it offers OEMs in our target markets. Moreover, we have favorable existing positions in these respective markets, with leading market share in SoCs for digital projectors and a first-mover advantage as an enabler of high-quality video processing for mobile devices. I look forward to supporting the Pixelworks team and continuing to build on the Company’s heritage of video processing excellence.”

Restructuring
On April 7, 2016, the Company announced a restructuring plan to streamline its product offerings and organization, including an approximately 24% reduction in workforce. Restructuring charges of approximately $4.3 million, or $0.15 per share, were recorded in the first quarter, and the Company expects to incur charges totaling approximately $0.2 million across the remaining quarters of 2016. Pixelworks expects the restructuring to result in annualized savings of at least $5.0 million. In addition, the Company also announced the promotion of Richard Miller to executive vice president of technology in support of its mobile initiative.

Business Outlook for the Second Quarter of 2016
The Company’s expectations for the second quarter of 2016 include:

•	Revenue to be between $11.5 million and $12.5 million;

•	Gross profit margin of approximately 48% to 50% on a GAAP basis and non-GAAP basis; and

•	Operating expenses of $8.5 million to $9.5 million on a GAAP basis and $7.5 million to $8.5 million on a non-GAAP basis.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 84838280. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, May 5, 2016, and can be accessed by calling 855-859-2056 and using passcode 84838280.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The Company is headquartered in San Jose, CA.

For more information, please visit the Company’s Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which excludes restructuring charges and stock-based compensation expense, which are both required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains forward-looking statements, including, without limitation, statements with respect to the Company’s growth opportunities, product shipments, product demand, customer engagements, and the Company’s potential and position for the future, statements with respect to the Company’s restructuring plan, including the Company’s expected cost savings, the achievement of cash flow break-even, and future charges, and statements with respect to the business outlook for the second quarter of 2016, including revenue, gross margin and operating expenses, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” “expect” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel; and risks related to our restructuring plan, including whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's forecasts and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or in the timeframe expected. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2015 as well as subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenue, net	$11,167	$13,477	$14,392
Cost of revenue (1)	7,575	6,663	7,425
Gross profit	3,592	6,814	6,967
Operating expenses:
Research and development (2)	5,675	6,076	6,318
Selling, general and administrative (3)	3,865	3,648	3,887
Restructuring	2,538	—	—
Total operating expenses	12,078	9,724	10,205
Loss from operations	(8,486)	(2,910)	(3,238)
Interest expense and other, net	(99)	(129)	(107)
Loss before income taxes	(8,585)	(3,039)	(3,345)
Provision for income taxes	57	128	19
Net loss	$(8,642)	$(3,167)	$(3,364)
Net loss per share - basic and diluted	$(0.31)	$(0.11)	$(0.14)
Weighted average shares outstanding - basic and diluted	27,936	27,697	23,328
——————
(1) Includes:
Restructuring	$1,723	$—	$—
Stock-based compensation	44	49	53
(2) Includes stock-based compensation	429	485	489
(3) Includes stock-based compensation	(107)	397	536

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$3,592	$6,814	$6,967
Restructuring	1,723	—	—
Stock-based compensation	44	49	53
Total reconciling items included in cost of revenue	1,767	49	53
Non-GAAP gross profit	$5,359	$6,863	$7,020
Non-GAAP gross profit margin	48.0%	50.9%	48.8%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$12,078	$9,724	$10,205
Reconciling item included in research and development:
Stock-based compensation	429	485	489
Reconciling item included in selling, general and administrative:
Stock-based compensation	(107)	397	536
Restructuring	2,538	—	—
Total reconciling items included in operating expenses	2,860	882	1,025
Non-GAAP operating expenses	$9,218	$8,842	$9,180
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(8,642)	$(3,167)	$(3,364)
Reconciling items included in cost of revenue	1,767	49	53
Reconciling items included in operating expenses	2,860	882	1,025
Tax effect of non-GAAP adjustments	(2)	—	(20)
Non-GAAP net loss	$(4,017)	$(2,236)	$(2,306)
Non-GAAP net loss per share - basic and diluted	$(0.14)	$(0.08)	$(0.10)
Non-GAAP weighted average shares outstanding - basic and diluted	27,936	27,697	23,328

* Our non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of restructuring expenses and stock-based compensation expense. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(8,642)	$(3,167)	$(3,364)
Restructuring	4,261	—	—
Stock-based compensation	366	931	1,078
Tax effect of non-GAAP adjustments	(2)	—	(20)
Non-GAAP net loss	$(4,017)	$(2,236)	$(2,306)
EBITDA adjustments:
Depreciation and amortization	$990	$1,038	$1,098
Interest expense and other, net	99	129	107
Non-GAAP provision for income taxes	59	128	39
Adjusted EBITDA	$(2,869)	$(941)	$(1,062)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of restructuring expenses, stock-based compensation expense, interest expense and other, net, income tax provision and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$22,935	$26,591
Accounts receivable, net	5,694	5,988
Inventories	2,197	3,266
Prepaid expenses and other current assets	681	644
Total current assets	31,507	36,489
Property and equipment, net	4,320	6,543
Other assets, net	756	810
Total assets	$36,583	$43,842
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,179	$2,944
Accrued liabilities and current portion of long-term liabilities	11,471	8,528
Current portion of income taxes payable	164	221
Short-term line of credit	3,000	3,000
Total current liabilities	15,814	14,693
Long-term liabilities, net of current portion	629	831
Income taxes payable, net of current portion	1,860	1,942
Total liabilities	18,303	17,466
Shareholders’ equity	18,280	26,376
Total liabilities and shareholders’ equity	$36,583	$43,842

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com